Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

FIRST QUARTER 2024 FINANCIAL RESULTS

Englewood, Colorado, May 8, 2024- Liberty Media Corporation (“Liberty Media” or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) today reported first quarter 2024 results. Headlines include(1):

●	Attributed to Liberty SiriusXM Group
o	SiriusXM reported first quarter 2024 operating and financial results
◾	First quarter 2024 revenue of $2.16 billion; up 1% year-over-year
◾	Ad revenue up 7% year-over-year
◾	Net income of $265 million; diluted EPS of $0.07
◾	Adjusted EBITDA(2) of $650 million; up 4% year-over-year
◾	Free cash flow(2) of $132 million; down 8% year-over-year
◾	SiriusXM reiterated 2024 financial guidance
o	Liberty Media’s ownership of SiriusXM was 83.3% as of April 26th
o	On schedule to complete planned combination of Liberty SiriusXM Group and SiriusXM early third quarter 2024
o	Repaid $65 million under the SiriusXM margin loan in first quarter
●	Attributed to Formula One Group
o	Announced planned acquisition of MotoGP and expect to complete transaction by year-end 2024
o	F1 announced 24-race calendar for 2025 which will mark its 75th anniversary
o	Expanded partnership with DHL as Global Partner and secured new sponsorship deals at F1, including Globant as Official Partner and McDonald’s as Regional Partner in Latin America

o	F1 secured new broadcast deal with beIN SPORTS across MENA through 2033, extended partnership with Viaplay in Netherlands and Nordic countries through 2029 and signed FanCode in India through 2025
o	Quint announced as official experiences and travel provider to USGA and launched new partnerships, including with WNBA, X Games and USA Basketball
●	Attributed to Liberty Live Group
o	Fair value of Live Nation investment was $7.4 billion as of March 31st

“We were thrilled to announce Liberty’s planned acquisition of MotoGP, adding to our attractive assets in the premium live event and sports industries. We look forward to bringing this exhilarating sport to a wider global audience,” said Greg Maffei, Liberty Media President and CEO. “Formula 1 kicked off the 2024 season with over 1 million fans in attendance across the first five races. At SiriusXM, they delivered solid revenue and adjusted EBITDA growth and are focused on improving subscriber results with enhancements to content and digital innovation. The planned merger with Liberty SiriusXM is on track to be completed at the beginning of the third quarter. Live Nation has already sold 86 million concert tickets for an expected record-setting 2024.”

Corporate Updates

On January 2nd, Liberty closed the acquisition of Quint for $205 million total cash consideration, net of Quint cash acquired.

On March 29th, Liberty agreed to acquire MotoGP for €3.5 billion equity value. MotoGP management is expected to retain 14% equity in the business with the remaining equity consideration comprised of a mix of cash and Series C Liberty Formula One common stock. The acquisition is expected to be completed by year-end 2024 and is subject to the receipt of clearances and approvals by competition and foreign investment law authorities in various jurisdictions.

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2024 to the same period in 2023.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the first quarter of 2024. In the first quarter, $13 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty SiriusXM Group.

	1Q23	1Q24	% Change

	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$2,144	$2,162	1%
Total Liberty SiriusXM Group	$2,144	$2,162	1%
Operating Income (Loss)
SiriusXM	387	422	9%
Corporate and other	(14)	(13)	7%
Total Liberty SiriusXM Group	$373	$409	10%
Adjusted OIBDA (Loss)
SiriusXM	625	635	2%
Corporate and other	(11)	(10)	9%
Total Liberty SiriusXM Group	$614	$625	2%

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission. SiriusXM reported its stand-alone first quarter results on April 30, 2024.  For additional detail on SiriusXM’s financial results for the first quarter, please see SiriusXM’s earnings release posted to its Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements. Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM, which includes its subsidiary Pandora.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the first quarter of 2024. In the first quarter, Formula One Group incurred $23 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

	1Q23	1Q24

	amounts in millions
Formula One Group
Revenue
Formula 1	$381	$553
Corporate and other	—	44
Intergroup elimination	—	(10)
Total Formula One Group	$381	$587
Operating Income (Loss)
Formula 1	$35	$136
Corporate and other	(19)	(41)
Total Formula One Group	$16	$95
Adjusted OIBDA (Loss)
Formula 1	$117	$208
Corporate and other	(12)	(6)
Total Formula One Group	$105	$202

F1 Operating Results

“The 2024 season is underway, including our return to China for the first time since 2019 and our third year in Miami which saw another incredible event demonstrating the growing strength of F1 in the US. We are seeing continued momentum both in financial performance and amplification of our fanbase, including through expanding our methods of fan engagement. We have already announced our 24-race calendar for 2025, a landmark year that will mark the 75th anniversary of the FIA Formula One World Championship,” said Stefano Domenicali, Formula 1 President & CEO. “We recently published our first ever Impact Report and are proud to highlight that we are on track to reach our net zero target by 2030 and continue to prioritize our diversity and inclusion efforts with programs like the F1 Academy Discover Your Drive, STEM Challenge Days and more.”

The following table provides the operating results of Formula 1 (“F1”).

	1Q23	1Q24	% Change

	amounts in millions
Primary Formula 1 revenue	$314	$463	47%
Other Formula 1 revenue	67	90	34%
Total Formula 1 revenue	$381	$553	45%
Operating expenses (excluding stock-based compensation):
Team payments	(112)	(163)	(46)%
Other cost of Formula 1 revenue	(94)	(123)	(31)%
Cost of Formula 1 revenue	$(206)	$(286)	(39)%
Selling, general and administrative expenses	(58)	(59)	(2)%
Adjusted OIBDA	$117	$208	78%
Depreciation and Amortization(a)	(82)	(72)	12%
Operating income (loss)	$35	$136	289%

Number of races in period	2	3

a)	Includes $74 million and $61 million of amortization related to purchase accounting for the periods ended March 31, 2023 and March 31, 2024, respectively, that is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees.

There were three races held in the first quarter of 2024, compared to two races held in the first quarter of 2023. There are 24 events scheduled for the 2024 race calendar.

Primary F1 revenue increased in the first quarter with growth across race promotion, media rights and sponsorship partly driven by one more race held in the current period, which resulted in a greater proportion of season-based revenue recognized. Race promotion revenue also increased due to fees from the additional race held in the period and contractual increases in fees. Media rights revenue also benefited from contractual increases in fees, higher fees from new and renewed contractual agreements and continued growth in F1 TV subscription revenue. Sponsorship revenue also increased due to recognition of revenue from new sponsors and growth in revenue from existing contracts. Other F1 revenue increased in the first quarter primarily driven by the sale of new F2 cars and associated parts at the start of the new F2 vehicle cycle, higher hospitality and experiences revenue and higher freight income driven by the additional race held in the current period.

Operating income and Adjusted OIBDA(2) increased in the first quarter. Team payments were higher compared to the prior year due to the pro rata recognition of payments across the race season with one more race held, as well as an expectation of increased team payments for the full year. Other cost of F1 revenue is largely variable in nature and is mostly derived from servicing both Primary and Other F1 revenue opportunities. These costs increased due to the cost of supplying the new F2 cars and associated parts, increased commissions and partner servicing costs associated with higher Primary F1 revenue streams as well as increased freight, travel, technical, digital and FIA regulatory costs from the additional race. Other cost of F1 revenue in the first quarter was also impacted by lease costs for the Las Vegas Grand Prix Plaza, the 39-acre site in Las Vegas. Selling, general and administrative expense was relatively flat during the quarter.

Corporate and Other Operating Results

Liberty closed the Quint acquisition on January 2nd and began consolidating Quint results within the Corporate and Other segment. Corporate and Other revenue increased in the first quarter due to the Quint acquisition and $7 million of rental income related to the Las Vegas Grand Prix Plaza. Quint’s revenue is seasonal around its largest events, which are generally during the second and fourth quarters with the first quarter having modest event activity. Corporate and Other Adjusted OIBDA for the first quarter of 2024 includes the rental income related to the Las Vegas Grand Prix Plaza, Quint results and other corporate overhead.

The businesses and assets attributed to Formula One Group consist primarily of Liberty Media’s subsidiaries, F1 and Quint.

LIBERTY LIVE GROUP – In the first quarter, $2 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty Live Group.

The businesses and assets attributed to Liberty Live Group consist of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from February 1, 2024 through April 30, 2024. The total remaining repurchase authorization for Liberty Media as of May 1, 2024 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these headlines and other matters on Liberty Media's earnings conference call that will begin at 10:00 a.m. (E.T.) on May 8, 2024. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For definitions of Adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates, available for sale securities, cash and debt is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended March 31, 2024.

Fair Value of Corporate Public Holdings

(amounts in millions)	12/31/2023	3/31/2024
Liberty SiriusXM Group	N/A	N/A

Formula One Group
Other Monetizable Public Holdings(a)	—	50
Total Formula One Group	$—	$50

Liberty Live Group
Live Nation Investment(b)	6,519	7,366
Other Monetizable Public Holdings(a)	113	125
Total Liberty Live Group	$6,632	$7,491

Total Liberty Media	$6,632	$7,541

a)	Represents the carrying value of other public holdings that are accounted for at fair value. Formula One Group purchased $50 million of time deposits during the first quarter of 2024 which are classified as short term marketable securities.
b)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $307 million and $290 million as of December 31, 2023 and March 31, 2024, respectively.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	12/31/2023	3/31/2024
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(a)	$306	$135
Formula One Group(b)	1,408	1,233
Liberty Live Group	305	298
Total Consolidated Cash and Cash Equivalents (GAAP)	$2,019	$1,666

Debt:
SiriusXM senior notes(c)	$8,750	$8,750
3.75% convertible notes due 2028(d)	575	575
2.75% SiriusXM exchangeable senior debentures due 2049(d)	586	585
SiriusXM margin loan	695	630
Other subsidiary debt(e)	500	530
Total Attributed Liberty SiriusXM Group Debt	$11,106	$11,070
Unamortized discount, fair market value adjustment and deferred loan costs	31	52
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$11,137	$11,122

2.25% convertible notes due 2027(d)	475	475
Formula 1 term loan and revolving credit facility	2,407	2,398
Other corporate level debt	58	56
Total Attributed Formula One Group Debt	$2,940	$2,929
Fair market value adjustment	(34)	(27)
Total Attributed Formula One Group Debt (GAAP)	$2,906	$2,902
Formula 1 leverage(f)	1.9x	1.7x

0.5% Live Nation exchangeable senior debentures due 2050(d)	62	62
2.375% Live Nation exchangeable senior debentures due 2053(d)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,212	$1,212
Unamortized discount, fair market value adjustment and deferred loan costs	105	206
Total Attributed Liberty Live Group Debt (GAAP)	$1,317	$1,418

Total Liberty Media Corporation Debt (GAAP)	$15,360	$15,442

a)	Includes $216 million and $71 million of cash held at SiriusXM as of December 31, 2023 and March 31, 2024, respectively.
b)	Includes $1,002 million and $1,016 million of cash held at F1 as of December 31, 2023 and March 31, 2024, respectively, and $60 million of cash held at Quint as of March 31, 2024.
c)	Outstanding principal amount of Senior Notes or Term Loan with no reduction for the net unamortized discount.
d)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment.
e)	Includes SiriusXM revolving credit facility and term loan.
f)	As defined in F1’s credit facilities for covenant calculations.

Liberty Media and its consolidated subsidiaries are in compliance with their debt covenants as of March 31, 2024.

Total cash and cash equivalents attributed to Liberty SiriusXM Group decreased $171 million in the first quarter as capital expenditures and return of capital at SiriusXM and net debt repayment at Liberty SiriusXM Group more than offset cash from operations at SiriusXM. Included in the cash and cash equivalents balance attributed to Liberty SiriusXM Group at March 31, 2024 is $71 million held at SiriusXM. Although SiriusXM is a consolidated subsidiary, it is a separate public company with a non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance. Liberty SiriusXM Group received $85 million of dividends from SiriusXM during the quarter.

Total debt attributed to Liberty SiriusXM Group decreased $36 million during the quarter as Liberty SiriusXM Group paid down $65 million under its SiriusXM margin loan, partially offset by SiriusXM borrowing $30 million under its revolving credit facility.

Total cash and cash equivalents attributed to Formula One Group decreased $175 million during the quarter as cash from operations at F1 was more than offset by net cash paid for the Quint acquisition and investments in short term marketable securities. Total debt at Formula One Group was relatively flat in the first quarter.

Total cash and cash equivalents attributed to Liberty Live Group decreased $7 million during the first quarter primarily due to interest payments. Total debt attributed to Liberty Live Group was flat during the quarter.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on May 8, 2024.  The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13742817 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, the planned combination of Liberty SiriusXM Group and SiriusXM (the “Proposed Combination”), the planned acquisition of MotoGP, expectation’s regarding SiriusXM’s and Live Nation’s businesses, the continuation of our stock repurchase plan, F1’s environmental and social initiatives and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all conditions to the Proposed Combination, the satisfaction of all conditions to closing for the transaction with MotoGP, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media and changes in law, including consumer protection laws, and their enforcement. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

March 31, 2024 (unaudited)

	Attributed
	Liberty	Formula	Liberty
	SiriusXM	One	Live	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$135	1,233	298	1,666
Trade and other receivables, net	614	175	—	789
Other current assets	402	338	—	740
Total current assets	1,151	1,746	298	3,195
Investments in affiliates, accounted for using the equity method	1,642	38	316	1,996

Property and equipment, at cost	3,200	983	—	4,183
Accumulated depreciation	(1,905)	(149)	—	(2,054)
	1,295	834	—	2,129

Intangible assets not subject to amortization
Goodwill	15,209	4,190	—	19,399
FCC licenses	8,600	—	—	8,600
Other	1,242	—	—	1,242
	25,051	4,190	—	29,241
Intangible assets subject to amortization, net	991	2,898	—	3,889
Other assets	681	899	375	1,955
Total assets	$30,811	10,605	989	42,405

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$87	(82)	(5)	—
Accounts payable and accrued liabilities	1,225	396	—	1,621
Current portion of debt	1,075	36	74	1,185
Deferred revenue	1,162	664	—	1,826
Other current liabilities	168	47	19	234
Total current liabilities	3,717	1,061	88	4,866
Long-term debt	10,047	2,866	1,344	14,257
Deferred income tax liabilities	2,379	8	(185)	2,202
Other liabilities	1,254	180	1	1,435
Total liabilities	17,397	4,115	1,248	22,760
Equity / Attributed net assets	10,343	6,490	(282)	16,551
Noncontrolling interests in equity of subsidiaries	3,071	—	23	3,094
Total liabilities and equity	$30,811	10,605	989	42,405

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended March 31, 2024 (unaudited)

	Attributed
	Liberty	Formula	Liberty
	SiriusXM	One	Live	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$2,162	—	—	2,162
Formula 1 revenue	—	550	—	550
Other revenue	—	37	—	37
Total revenue	2,162	587	—	2,749
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	703	—	—	703
Programming and content(1)	157	—	—	157
Customer service and billing(1)	116	—	—	116
Other(1)	61	—	—	61
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	279	—	279
Other cost of sales	—	26	—	26
Subscriber acquisition costs	90	—	—	90
Other operating expenses(1)	86	1	—	87
Selling, general and administrative(1)	372	91	2	465
Impairment, restructuring and acquisition costs	13	9	—	22
Depreciation and amortization	155	86	—	241
	1,753	492	2	2,247
Operating income (loss)	409	95	(2)	502
Other income (expense):
Interest expense	(129)	(55)	(7)	(191)
Share of earnings (losses) of affiliates, net	5	(3)	(21)	(19)
Realized and unrealized gains (losses) on financial instruments, net	18	48	(69)	(3)
Other, net	6	15	6	27
	(100)	5	(91)	(186)
Earnings (loss) before income taxes	309	100	(93)	316
Income tax (expense) benefit	(68)	(23)	20	(71)
Net earnings (loss)	241	77	(73)	245
Less net earnings (loss) attributable to the noncontrolling interests	42	—	—	42
Net earnings (loss) attributable to Liberty stockholders	$199	77	(73)	203

(1) Includes stock-based compensation expense as follows:
Programming and content	9	—	—	9
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	12	—	—	12
Selling, general and administrative	25	12	1	38
Stock compensation expense	$48	12	1	61

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended March 31, 2023 (unaudited)

	Attributed
	Liberty	Formula
	SiriusXM	One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$2,144	—	—	2,144
Formula 1 revenue	—	381	—	381
Other revenue	—	—	31	31
Total revenue	2,144	381	31	2,556
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	700	—	—	700
Programming and content(1)	150	—	—	150
Customer service and billing(1)	122	—	—	122
Other(1)	52	—	—	52
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	206	—	206
Subscriber acquisition costs	90	—	—	90
Other operating expenses(1)	79	—	39	118
Selling, general and administrative(1)	385	75	26	486
Impairment, restructuring and acquisition costs	32	—	—	32
Depreciation and amortization	161	84	15	260
	1,771	365	80	2,216
Operating income (loss)	373	16	(49)	340
Other income (expense):
Interest expense	(136)	(51)	(9)	(196)
Share of earnings (losses) of affiliates, net	(7)	(2)	(1)	(10)
Realized and unrealized gains (losses) on financial instruments, net	2	(47)	(1)	(46)
Unrealized gains (losses) on intergroup interests	54	(41)	(13)	—
Other, net	3	10	1	14
	(84)	(131)	(23)	(238)
Earnings (loss) before income taxes	289	(115)	(72)	102
Income tax (expense) benefit	(69)	6	13	(50)
Net earnings (loss)	220	(109)	(59)	52
Less net earnings (loss) attributable to the noncontrolling interests	37	—	—	37
Net earnings (loss) attributable to Liberty stockholders	$183	(109)	(59)	15

(1) Includes stock-based compensation expense as follows:
Programming and content	7	—	—	7
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	11	—	—	11
Selling, general and administrative	28	5	3	36
Stock compensation expense	$48	5	3	56

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Three months ended March 31, 2024 (unaudited)

	Attributed
	Liberty	Formula	Liberty
	SiriusXM	One	Live	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$241	77	(73)	245
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	155	86	—	241
Stock-based compensation	48	12	1	61
Non-cash impairment and restructuring costs	1	—	—	1
Share of (earnings) loss of affiliates, net	(5)	3	21	19
Realized and unrealized (gains) losses on financial instruments, net	(18)	(48)	69	3
Deferred income tax expense (benefit)	(12)	9	(18)	(21)
Intergroup tax allocation	29	(27)	(2)	—
Other charges (credits), net	24	2	—	26
Changes in operating assets and liabilities
Current and other assets	66	(90)	(3)	(27)
Payables and other liabilities	(265)	116	(4)	(153)
Net cash provided (used) by operating activities	264	140	(9)	395
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(179)	(1)	—	(180)
Cash (paid) received for acquisitions, net of cash acquired	—	(205)	—	(205)
Capital expended for property and equipment, including internal-use software and website development	(174)	(27)	—	(201)
Other investing activities, net	(1)	(63)	—	(64)
Net cash provided (used) by investing activities	(354)	(296)	—	(650)
Cash flows from financing activities:
Borrowings of debt	230	—	—	230
Repayments of debt	(267)	(10)	—	(277)
Cash dividends paid by subsidiary	(17)	—	—	(17)
Taxes paid in lieu of shares issued for stock-based compensation	(17)	(7)	—	(24)
Other financing activities, net	(2)	6	2	6
Net cash provided (used) by financing activities	(73)	(11)	2	(82)
Net increase (decrease) in cash, cash equivalents and restricted cash	(163)	(167)	(7)	(337)
Cash, cash equivalents and restricted cash at beginning of period	315	1,408	305	2,028
Cash, cash equivalents and restricted cash at end of period	$152	1,241	298	1,691

Cash and cash equivalents	$135	1,233	298	1,666
Restricted cash included in other current assets	8	8	—	16
Restricted cash included in other assets	9	—	—	9
Total cash and cash equivalents and restricted cash at end of period	$152	1,241	298	1,691

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Three months ended March 31, 2023 (unaudited)

	Attributed
	Liberty	Formula
	SiriusXM	One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$220	(109)	(59)	52
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	161	84	15	260
Stock-based compensation	48	5	3	56
Non-cash impairment and restructuring costs	8	—	—	8
Share of (earnings) loss of affiliates, net	7	2	1	10
Unrealized (gains) losses on intergroup interests, net	(54)	41	13	—
Realized and unrealized (gains) losses on financial instruments, net	(2)	47	1	46
Deferred income tax expense (benefit)	7	(5)	(8)	(6)
Intergroup tax allocation	31	(26)	(5)	—
Other charges (credits), net	4	(3)	1	2
Changes in operating assets and liabilities
Current and other assets	46	(8)	27	65
Payables and other liabilities	(157)	229	96	168
Net cash provided (used) by operating activities	319	257	85	661
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(39)	(130)	—	(169)
Cash proceeds from dispositions	—	34	—	34
Capital expended for property and equipment, including internal-use software and website development	(205)	(62)	(14)	(281)
Other investing activities, net	2	(1)	—	1
Net cash provided (used) by investing activities	(242)	(159)	(14)	(415)
Cash flows from financing activities:
Borrowings of debt	1,479	—	—	1,479
Repayments of debt	(1,633)	(53)	(4)	(1,690)
Settlement of intergroup interests	202	(202)	—	—
Subsidiary shares repurchased by subsidiary	(62)	—	—	(62)
Cash dividends paid by subsidiary	(17)	—	—	(17)
Taxes paid in lieu of shares issued for stock-based compensation	(15)	(8)	(1)	(24)
Other financing activities, net	37	14	6	57
Net cash provided (used) by financing activities	(9)	(249)	1	(257)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	2	—	2
Net increase (decrease) in cash, cash equivalents and restricted cash	68	(149)	72	(9)
Cash, cash equivalents and restricted cash at beginning of period	370	1,733	173	2,276
Cash, cash equivalents and restricted cash at end of period	$438	1,584	245	2,267

Cash and cash equivalents	$430	215	1,584	2,229
Restricted cash included in other current assets	—	30	—	30
Restricted cash included in other assets	8	—	—	8
Total cash and cash equivalents and restricted cash at end of period	$438	245	1,584	2,267

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty SiriusXM Group, Formula One Group, Liberty Live Group and the former Braves Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three months ended March 31, 2023 and March 31, 2024, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q23		1Q24
Liberty SiriusXM Group
Operating income		$373		$409
Depreciation and amortization		161		155
Stock compensation expense		48		48
Impairment, restructuring and acquisition costs(a)		32		13
Adjusted OIBDA		$614		$625

Formula One Group
Operating income		$16		$95
Depreciation and amortization		84		86
Stock compensation expense		5		12
Impairment, restructuring and acquisition costs(b)		—		9
Adjusted OIBDA		$105		$202

Liberty Live Group
Operating income	$	N/A		$(2)
Depreciation and amortization		N/A		—
Stock compensation expense		N/A		1
Adjusted OIBDA	$	N/A		$(1)

Braves Group
Operating income		$(49)	$	N/A
Depreciation and amortization		15		N/A
Stock compensation expense		3		N/A
Impairment, restructuring and acquisition costs		—		N/A
Adjusted OIBDA		$(31)	$	N/A

Liberty Media Corporation (Consolidated)
Operating income		$340		$502
Depreciation and amortization		260		241
Stock compensation expense		56		61
Impairment, restructuring and acquisition costs		32		22
Adjusted OIBDA		$688		$826

(a)	During the three months ended March 31, 2024, Sirius XM Holdings recorded $12 million associated with severance and other employee costs and $1 million of impairments, primarily related to terminated software projects. During the three months ended March 31, 2023, Sirius XM Holdings recorded $23 million associated with severance and other employee costs and $9 million primarily related to a vacated office space.
(b)	During the three months ended March 31, 2024, Formula One Group incurred $9 million of acquisition related costs associated with the completion of the Quint acquisition and the announcement of the company’s planned acquisition of MotoGP.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other expense (income) as well as certain other charges discussed below. Adjusted EBITDA is a non-GAAP financial measure that excludes or adjusts for (if applicable): (i) loss on extinguishment of debt, (ii) share-based payment expense, (iii) impairment, restructuring and acquisition costs, (iv) legal settlements/reserves and (v) other significant operating expense (income) that do not relate to the on-going performance of SiriusXM’s business. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting. SiriusXM believes investors find this non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing SiriusXM’s operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions. As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense. SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business. SiriusXM also believes the exclusion of the legal settlements and reserves, impairment, restructuring and acquisition related costs, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of its normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s consolidated statements of comprehensive income of certain expenses, including share-based payment expense.  SiriusXM endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. Investors that wish to compare and evaluate SiriusXM’s operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	March 31,
	2023	2024
($ in millions)
Net income:	$233	$265
Add back items excluded from Adjusted EBITDA:
Impairment, restructuring and acquisition costs	32	28
Share-based payment expense	45	45
Depreciation and amortization	136	140
Interest expense	107	104
Other (income) expense	(3)	(12)
Income tax expense	75	80
Adjusted EBITDA	$625	$650

SCHEDULE 3

This press release includes a presentation of free cash flow of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone cash flow provided by operating activities, as determined under GAAP. SiriusXM’s free cash flow is derived from cash flow provided by operating activities, net of additions to property and equipment and purchases of other investments. Free cash flow is a metric that SiriusXM’s management and board of directors use to evaluate the cash generated by its operations, net of capital expenditures and other investment activity. In a capital intensive business, with significant investments in satellites, SiriusXM looks at its operating cash flow, net of these investing cash outflows, to determine cash available for future subscriber acquisition and capital expenditures, to repurchase or retire debt, to acquire other companies and to evaluate its ability to return capital to stockholders. SiriusXM excludes from free cash flow certain items that do not relate to the on-going performance of its business, such as cash flows related to acquisitions, strategic and short-term investments, including tax efficient investments in clean energy and net loan activity with related parties and other equity investees. SiriusXM believes free cash flow is an indicator of the long-term financial stability of its business. Free cash flow, which is reconciled to "Net cash provided by operating activities," is a non-GAAP financial measure. This measure can be calculated by deducting amounts under the captions "Additions to property and equipment" and deducting or adding Restricted and other investment activity from "Net cash provided by operating activities" from the unaudited consolidated statements of cash flows. Free cash flow should be used in conjunction with other GAAP financial performance measures and may not be comparable to free cash flow measures presented by other companies. Free cash flow should be viewed as a supplemental measure rather than an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. Free cash flow is limited and does not represent remaining cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt maturities. SiriusXM believes free cash flow provides useful supplemental information to investors regarding its current cash flow, along with other GAAP measures (such as cash flows from operating and investing activities), to determine its financial condition, and to compare its operating performance to other communications, entertainment and media companies. Free cash flow is calculated as follows:

	Unaudited
	For the Three Months Ended
	March 31,
	2023	2024
($ in millions)
Cash flow information
Net cash provided by operating activities	$350	$308
Net cash used in investing activities	$(235)	$(363)
Net cash used in financing activities	$(119)	$(90)
Free cash flow
Net cash provided by operating activities	$350	$308
Additions to property and equipment	(205)	(174)
Purchases of other investments	(1)	(2)
Free cash flow	$144	$132